UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

March 6, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA		91730
(Address of principal executive offices)		(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 6, 2008, Scott A. Katzmann was appointed as Chairman of the Board of Directors of Basin Water, Inc. (the “Company”). Mr. Katzmann has served on the Basin Water Board of Directors since August 2001. Mr. Katzmann has served as Senior Managing Director at Paramount BioCapital, a boutique investment banking firm in New York City, since 1993. Prior to joining Paramount, from 1982 – 1993, Mr. Katzmann was at Credit Suisse First Boston where he specialized in private equity financing within the investment banking department. He received his B.A. in economics from Tulane University and his M.B.A. from the Wharton School at the University of Pennsylvania. A copy of Basin Water’s press release announcing the appointment of Mr. Katzmann as Chairman of the Board is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In connection Mr. Katzmann’s appointment as Chairman of the Board, he was reappointed from Class III of the Board to Class II of the Board, to serve until the Company’s 2008 Annual Meeting of Stockholders later this year (at which he will be subject to re-election) or until his earlier death, resignation or removal. In addition, Russell C. Ball III was reappointed from Class II of the Board to Class III of the Board, to serve until the Company’s 2009 Annual Meeting of Stockholders or until his earlier death, resignation or removal. Neither Mr. Katzmann nor Mr. Ball was nominated or appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships between either of them and any of the Company’s other directors or executive officers. There have been no related party transactions between the Company and either Mr. Katzmann or Mr. Ball reportable under Item 404(a) of Regulation S-K. Mr. Ball continues to serve on the Company’s Audit Committee and Nominating and Governance Committee. Each of Messrs. Katzmann and Ball remains eligible to participate in the Company’s Amended and Restated Director Compensation Policy filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Pursuant to the Company’s transition plans and in order to avoid potential conflicts relating to his role as Chief Executive Officer of Empire Water Corporation (in which the Company owns 32% of the outstanding stock), Peter Jensen resigned from the Company’s Board of Directors effective March 11, 2008. Mr. Jensen’s resignation did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document
99.1	Press Release dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: March 12, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve
Chief Financial Officer, Treasurer and Assistant Secretary

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